Exhibit 10.5

EXECUTION VERSION

November 14, 2022

VNG Limited (“ListCo”)

Walkers Corporate Limited,

190 Elgin Avenue

George Town, Grand Cayman KY1-9008

Cayman Islands

Ladies and Gentlemen:

In consideration of ListCo’s entry into that certain shareholders’ agreement dated on or about the date hereof with me, Le Hong Minh, and the other persons named therein (the “SHA”), I hereby unconditionally and irrevocably promise that, in the event that the Cooperation Agreement (as defined in the SHA) is terminated because it or any transaction contemplated thereunder is enjoined or prohibited by the terms of a final, non-appealable governmental order, regulation or law from any governmental authority that has jurisdiction over the parties thereto, then I will, in each instance thereafter, vote or cause to be voted any shares of the charter capital of VNG Corporation, a joint stock company incorporated under the laws of Vietnam (“VN OpCo”), that I then beneficially own (as defined in Section 13(d) of the U.S. Securities Exchange Act of 1934 and related rules) in a manner that would not impede ListCo’s practical ability to direct the relevant activities of VN OpCo unilaterally, within the meaning of International Financial Reporting Standard 10.

Nothing in this letter agreement shall prevent me from disposing of any shares of the charter capital of VN OpCo that I beneficially own in any manner and at any time that I so choose.

This letter agreement is governed by, and is to be construed in accordance with, the laws of the State of New York. I hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement shall be brought in the United States District Court for the Southern District of New York, that specific performance will be available as a remedy to ListCo, and that process in any such suit, action or proceeding may be served upon me anywhere in the world, whether within or without the jurisdiction of such court.

Sincerely

/s/ Le Hong Minh

Le Hong Minh

ACKNOWLEDGED AND ACCEPTED

VNG Limited

By:	/s/ Le Hong Minh
Name: Le Hong Minh
Title: Director